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Exhibit 8.1

         April 23, 2004

Alcide Corporation
8561 154th Avenue N.E.
Redmond, Washington 98052

  Re:    Acquisition of Alcide Corporation by Ecolab Inc.

Ladies and Gentlemen:

        We have acted as counsel to Alcide Corporation, a Delaware corporation ("Company"), in connection with the Agreement and Plan of Merger dated as of March 11, 2004, as amended (the "Agreement"), by and among Ecolab Inc., a Delaware corporation ("Parent"), Bessy Acquisition Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Company. Pursuant to the Agreement, Merger Sub will merge with and into Company (the "Merger"), and Company will become a wholly owned subsidiary of Parent.

        This opinion is being delivered in connection with the Registration Statement on Form S-4 filed with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on April 23, 2004 (the "Registration Statement"), to which this opinion appears as an exhibit. Unless otherwise indicated, capitalized terms used herein have the meaning ascribed to them in the Agreement.

        You have requested our opinion regarding certain United States federal income tax consequences of the Merger. In delivering this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Agreement; (ii) the Registration Statement, which Registration Statement includes the Proxy Statement; (iii) Tax Certificates of Parent, Merger Sub and Company ("Tax Certificates"); and (iv) such other documents, certificates and records as we have deemed necessary or appropriate. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

        In addition, we have assumed, with your permission, that (i) the Merger will be effected in accordance with the Agreement; and (ii) the statements concerning the Merger contained in the Agreement and the Registration Statement, and the representations made by the parties in the Agreement and their respective Tax Certificates, are true, correct and complete and will remain true, correct and complete at all relevant times. We have also assumed, with your permission, (i) the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof; (ii) the performance of all covenants contained in the Agreement without waiver or breach of any material provision thereof; and (iii) that any representation or statement made in the Agreement or the Tax Certificates with the qualification "to the knowledge of" or "based on the belief of" Parent, Company, and Merger Sub, or other similar qualification, is true, correct and complete and will remain true, correct and complete at all relevant times, in each case without such qualification.

Alcide Corporation
April 23, 2004

        Based upon the foregoing, and subject to the limitations, qualifications, assumptions and caveats set forth herein, if the Merger is consummated in accordance with the Agreement, and as described in the Registration Statement, we hereby confirm our opinion set forth in the Registration Statement under the heading "Material United States Federal Income Tax Consequences."

        Our opinion herein is based on, as of the date hereof, the applicable provisions of the Code, Treasury regulations promulgated or proposed thereunder, current positions of the Internal Revenue Service contained in published revenue rulings, revenue procedures and announcements, pertinent judicial authorities and other applicable authorities. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of our opinion. Further, our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service will not assert a contrary position.

        This opinion is expressed as of the date hereof, and we undertake no responsibility to advise you of any subsequent changes of the facts stated or assumed herein, or of any new developments in the application or interpretation of the federal income tax laws. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon. This opinion addresses only the matters of United States federal income taxation specifically described under the heading "Material United States Federal Income Tax Consequences" in the Registration Statement. This opinion does not address any other federal tax consequences or any state, local or foreign tax consequences that may result from the Merger or any other transaction undertaken in connection with or in contemplation of the Merger.

        We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name under the captions "Legal Matters" and "Material United States Federal Income Tax Consequences" in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of "expert" as used in the Securities Act.

Very truly yours, /s/ PERKINS COIE LLP

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  Exhibit 8.1